Exhibit 10.6

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 11 day of December, 2001, by and between Lotus Pacific, Inc., a Delaware corporation (the “Seller”), and Solomon Extreme International Ltd., a British Virgin Islands limited liability company (the “Purchaser”). The Seller and the Purchaser are referred to collectively herein as the parties.

RECITALS

WHEREAS, the Seller is the majority shareholder of ARESCOM Inc., a California corporation (“ARESCOM”).

WHEREAS, the Purchaser is the designee of Askey Computer Corp. to purchase certain shares of ARESCOM from the Seller pursuant to this Agreement.

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase that number of shares (as set forth below) of the common stock of ARESCOM held by the Seller on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1              Purchase and Sale of Common Stock.

1.1.          Purchase and Sale. At the Closing (as defined below) and subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Seller 24,234,738 shares (the “Shares”) of common stock of ARESCOM at the Purchase Price (as defined below).

1.2.          Purchase Price. The aggregate purchase price for the Shares (the “Purchase Price”) is $10,000,000, which shall be payable at the Closing (as defined below) by delivery of a certified check issued by a bank chartered under the laws of the United States of America or pursuant to a wire transfer of immediately available funds to an account designated by the Seller and release of all such funds to the Seller.

1.3.The Closing: The closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) shall be deemed to have taken place at the offices of ARESCOM, at 3541 Gateway Blvd., Fremont, CA 94538, on December 14, 2001 or such other date or place as mutually agreed upon by the parties (which date shall be designated the “Closing Date”).

2              Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Purchaser the following:

2.1.          Incorporation, Good Standing and Qualification. The Seller represents that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all required power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.          Authorization. All corporate action on the part of the Seller and its respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and all other agreements contemplated hereby to which the Seller is a party, the performance of all obligations of the Seller hereunder and thereunder, and the sale of the Shares being sold hereunder has been or will be taken prior to the Closing. This Agreement, and all other agreements contemplated hereby to which the Seller is a party constitute valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3.          Ownership of Shares. The Seller owns of record and beneficially all of the Shares. Upon delivery of the Shares and payment of the Purchase Price therefor pursuant to this Agreement, the Purchaser will receive good and marketable title to the Shares, free and clear of all liens, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws.

2.4.          Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and the qualification or registration requirements of the Act or other applicable blue sky laws. Neither the Seller nor any authorized agent acting on the Seller’s behalf will take any action hereafter that would cause the loss of such exemptions.

2.5.          Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3 SELLER HAS NOT MADE AND DOES NOT MAKE (NOR SHALL SELLER BE DEEMED TO HAVE MADE OR TO MAKE BY VIRTUE OF THE SALE OF THE SHARES TO PURCHASER OR ANY OTHER FACT OR CIRCUMSTANCE WHATSOEVER) TO PURCHASER OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO OR IN CONNECTION WITH ANY OF THE SHARES, ANY ASSET OR PROPERTY OF ARESCOM OR ITS BUSINESS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF TITLE, DESIGN, CONDITION, QUALITY, MERCHANTABILITY, WORKMANSHIP, PROFITABILITY OR SUITABILITY, FITNESS OR ELIGIBILITY FOR ANY OTHER USE OR PURPOSE, ALL OF WHICH REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY DISCLAIMED AND EXCLUDED. THERE ARE NO SUCH REPRESENTATIONS OR WARRANTIES WHATSOEVER OF SELLER OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 2, WHICH REPRESENTATIONS AND WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL

OTHER REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO THE SALE OF THE SHARES, ANY ASSET OR PROPERTY OF ARESCOM OR ITS BUSINESS, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED. EXCEPT AS SET FORTH IN THIS SECTION 2, PURCHASER AGREES AND UNDERSTANDS THAT IT ACCEPTS THE SHARES, ALL THE PROPERTIES AND ASSETS OF ARESCOM AND ITS BUSINESS “AS IS”, WHERE IS AND WITH ALL FAULTS AND DEFECTS, WHETHER PATENT OR LATENT, AND WITHOUT RECOURSE OF ANY KIND TO SELLER ON ACCOUNT OF ANY LOSS, DAMAGE OR INJURY SUFFERED OR SUSTAINED BY PURCHASER OR ANY OTHER PERSON ON ACCOUNT OF ANY SUCH FAULT OR DEFECT, WHETHER ON ANY THEORY OF NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT OR EXPRESS OR IMPLIED WARRANTY ON WHICH SUCH RECOURSE MIGHT OTHERWISE BE PURSUED.

3              Representations, Warranties and Covenants of the Purchaser.

The Purchaser hereby represents, warrants and covenants to the Seller the following:

3.1.          Incorporation, Good Standing and Qualification The Purchaser represents that it is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, and has all required power and authority necessary to carry out the transactions contemplated by this Agreement.

3.2.          Authorization. All corporate action on the part of the Purchaser and its respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and all other agreements contemplated hereby to which the Purchaser is a party, the performance of all obligations of the Purchaser hereunder and thereunder, and the purchase of the Shares being purchased hereunder has been or will be taken prior to the Closing. This Agreement, and all other agreements contemplated hereby to which the Purchaser is a party constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3.          Purchase Entirely for Purchaser’s Own Account. The Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same, other than as permitted by Section 3.9 and in accordance with applicable securities laws. The Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares, other than as permitted by Section 3.9 and in accordance with applicable securities laws.

3.4.          Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Seller regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of ARESCOM.

3.5.          No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by ARESCOM and that there is no assurance that a public market will ever exist for the Shares.

3.6.          Business or Financial Experience. By reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not compensated, directly or indirectly, by ARESCOM, the Seller, or any affiliate or selling agent of ARESCOM or the Seller, the Purchaser has the capacity to protect its own interests in connection with its investment in the Shares.

3.7.          Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, promulgated under the Act, as presently in effect.

3.8.          Restricted Securities. The Purchaser understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from an affiliate of ARESCOM in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may not be resold without registration under the Act except in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about ARESCOM be available to the public. Such information is not now available and ARESCOM has no present plans to make such information available.

4              Conditions to the Obligations at Closing.

4.1.          Conditions to the Purchaser’s Obligations at Closing. The obligation of the Purchaser to close the purchase of the Shares hereunder shall be subject to the fulfillment and satisfaction, prior to or at Closing, of each of the following conditions or the written waiver thereof by the Purchaser:

(a)           Representations; Performance. The limited representations and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date; the Seller shall have duly performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date; each of the conditions specified in this Section 4 shall have been fulfilled to the Purchaser’s satisfaction or waived in writing by the Purchaser; and, on the Closing Date, certificates to such effect executed by a duly authorized executive officer of the Seller shall have been delivered to the Purchaser.

(b)           All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Purchaser. All third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings, governmental approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and waivers of all preemptive rights and rights of first refusal) shall have been obtained, and shall be reasonably satisfactory in form and substance to the Purchaser.

(c)           Termination of Transfer Restrictions. That certain Share Exchange Agreement by and between the Seller and ARESCOM, dated March 15, 1999, and that certain Share Exchange Agreement by and between the Seller and shareholders of ARESCOM, dated March 15, 1999, shall have been amended by the execution of the amendments in substantially the forms of the attached Exhibit B and Exhibit C, respectively, to eliminate all restrictions on the transfer of the shares of Common Stock the Seller issued to shareholders of ARESCOM pursuant to such agreements (the “Lotus Shares”) other than restrictions on transfer arising under applicable federal and state securities laws. At the Closing, Lotus shall remove (or cause its transfer agent to remove) all restrictive legends other than the restrictive legends required under applicable federal and state securities laws from the Lotus Shares stock certificates.

(d)           Termination of Shareholders’ Agreement. That certain Shareholders’ Agreement of ARESCOM, dated March 15, 1999, shall have been terminated pursuant to a Release and Termination of Shareholders’ Agreement in substantially the form of Exhibit D attached hereto.

(e)           Board of Directors. Vincent Yong Yan and Li Dong Sheng shall have resigned from the Board of Directors of ARESCOM. ARESCOM shall have taken all necessary corporate action such that the directors of ARESCOM following the Closing shall be Wen Chen (Max) Lu, Cheng Kuei Lin, and Chiu-Teng Tsai.

(f)            Conversion of Debt. An exchange agreement (the “Exchange Agreement”), in substantially the form of Exhibit E attached hereto, shall have been executed and delivered by the Seller and ARESCOM, pursuant to which all indebtedness, including, without limitation, accrued interest, and other obligations of ARESCOM under, relating to, or arising out of the following promissory notes issued by ARESCOM to the Seller shall have been cancelled in exchange for 11,048 shares of a newly-designated Series B Preferred Stock of ARESCOM (the “Series B Shares”) and a new note for the principal sum of $2,191,996.15 (the “New Note”), in substantially the form of Exhibit F attached hereto: (i) that certain promissory note, dated March 23, 2000, for the principal sum of $8,000,000, (ii) that certain promissory note, dated July 26, 2000, for the principal sum of $1,000,000, (iii) that certain promissory note, dated August 25, 2000, for the principal sum of $500,000, (iv) that certain promissory note, dated September 1, 2000, for the principal sum of $500,000 and (v) that certain promissory note issued by ARESCOM to the Seller, dated May 22, 2000, for the principal sum of $2,000,000.

4.2.          Conditions to Seller’s Obligations at Closing. The obligation of Seller to close the purchase of the Shares hereunder shall be subject to the fulfillment and satisfaction, prior to or at Closing, each of the following conditions or the written waiver thereof by Seller:

(a)           Representations; Performance. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date; the Purchaser shall have duly performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date; each of the conditions specified in this Section 4 shall have been fulfilled to the Seller’s satisfaction or waived in writing by the Seller; and, on the Closing Date, certificates to such effect executed by a duly authorized executive officer of the Purchaser shall have been delivered to the Seller.

(b)           All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Seller. All third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings, governmental approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and waivers of all preemptive rights and rights of first refusal) shall have been obtained, and shall be reasonably satisfactory in form and substance to the Seller.

(c)           Release from Avnet Guarantee. The Seller shall have been released from all liability as a guarantor of ARESCOM’s indebtedness to Avnet Electronics Marketing, Inc., pursuant to that certain Guarantee dated January 7, 2000, by and between Avnet Electronics Marketing, Inc. (as creditor), ARESCOM (as debtor), and the Seller (as guarantor), such release to be in substantially the form of Exhibit G attached hereto.

(d)           Release from General Bank Guarantee. The Seller shall have been released from all liability as a guarantor of ARESCOM’s indebtedness to General Bank, pursuant to that certain Commercial Guarantee dated March 31, 2000, by and between General Bank and the Seller, as amended, or modified, such release to be substantially in the form of Exhibit H attached hereto.

(e)           Termination of Shareholders’ Agreement. That certain Shareholders’ Agreement of ARESCOM, dated March 15, 1999, shall have been terminated pursuant to a Release and Termination of Shareholders’ Agreement in substantially the form of Exhibit B attached hereto.

(f)            Conversion of Debt. The Exchange Agreement shall have been executed and delivered by the Seller and ARESCOM, pursuant to which all indebtedness, including, without limitation, accrued interest, and other obligations of the Company under, relating to, or arising out of the following promissory notes issued by ARESCOM to the Seller shall have been cancelled in exchange for the Series B Shares and the New Note: (i) that certain promissory note, dated March 23, 2000, for the principal sum of $8,000,000, (ii) that certain promissory note, dated July 26, 2000, for the principal sum of $1,000,000, (iii) that certain promissory note, dated August 25,

2000, for the principal sum of $500,000, (iv) that certain promissory note, dated September 1, 2000, for the principal sum of $500,000 and (v) that certain promissory note issued by ARESCOM to the Seller, dated May 22, 2000, for the principal sum of $2,000,000. The New Note shall have been duly executed and delivered to Seller and the Series B Shares, upon conversion of such debt pursuant to the Exchange Agreement, shall have been duly and validly issued, fully paid and non-assessable.

(g)           Loan and Security Agreement. ARESCOM shall have executed and delivered to Seller, the Loan and Security Agreement of even date herewith (the “Loan Agreement”) in substantially the form of Exhibit I hereto, with respect to ARESCOM’s obligations under the New Note.

(h)           Validity and Priority of Security Interest. Subject to any pre-existing security interest granted in favor of General Bank, Seller’s security interest in the Collateral (as defined in the Loan Agreement) shall constitute a valid and subsisting first priority security interest in such Collateral for payment and performance of ARESCOM’s obligations under the New Note, and Seller shall have received evidence satisfactory to it that all filings and other actions as may be necessary or advisable to establish, protect, preserve and prefect Seller’s security interest in such Collateral shall have been made or taken.

(i)            Termination of Option Share Exchange Agreements. All rights of any holder of stock options of ARESCOM to exchange securities of ARESCOM for shares of capital stock of the Seller pursuant to Option Share Exchange Agreements dated April 18, 2000 or any other agreement purporting to grant such holders such rights, shall have been terminated pursuant to instruments or agreements in form and substance acceptable to the Seller and its legal counsel.

5 Miscellaneous.

5.1. Representations and Warranties. The representations and warranties of the parties contained herein shall survive the Closing. The covenants of any party shall survive the Closing in accordance with their terms.

5.2.          Further Assurances. From and after the Closing Date, the Seller shall execute all certificates, instruments, documents or agreements and shall take any other action which it is requested to execute or take to further effectuate the transaction contemplated by this Agreement.

5.3.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party.

5.4.          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

5.5.          Governing Law. This Agreement shall be governed and interpreted by the internal laws (and not the laws of conflicts) of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5:6.          Consent to Jurisdiction and Forum Selection. The parties hereto agree that any action or proceeding relating to or arising out of this Agreement and the consummation of the transactions contemplated herein shall be brought, tried and litigated exclusively in the state and federal courts located in the County of Santa Clara, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement and the consummation of the transactions contemplated herein in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Santa Clara, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 5.3 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

5.7. Indemnification.

(a)           The Seller agrees to indemnify, defend and hold harmless the Purchaser and the Purchaser’s officers, directors and shareholders, (collectively, the “Purchaser Indemnitees”), from and after the Closing Date, against any damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation reasonable attorneys’ fees and other costs and expenses incident to any action, investigation, claim or proceeding (all hereafter referred to as “Losses”), arising out of or relating to any misrepresentation or breach of or default in connection with any representation, warranty, covenant or agreement given or made by Seller in this Agreement.

(b)           In the event the Purchaser becomes aware of a third-party claim which the Purchaser believes may result in an indemnification demand under this Section 5.7, the Purchaser shall promptly notify the Seller of such claim, and Seller shall be entitled, at their expense, to participate in any defense of such claim. The Purchaser shall have the right in its sole discretion to settle any such claim; provided, however, that the Purchaser may not effect the settlement of any such claim without the consent of the Seller, which consent shall not be unreasonably withheld. In the event that the Seller has consented to any such settlement, Seller shall have no power or authority to object to the amount of any claim by Purchaser for indemnity under this Section 5.7 with respect to such settlement.

(c)           The Purchaser agrees to indemnify, defend and hold harmless the Seller and the Seller’s officers, directors and shareholders, (collectively, the “Seller Indemnitees”), from and after the Closing Date, against any Losses arising out of or relating to any misrepresentation or breach of or default in connection with any representation; warranty, covenant or agreement given or made by Purchaser in this Agreement.

(d)           In the event the Seller becomes aware of a third-party claim which the Seller believes may result in an indemnification demand under this Section 5.7, the Seller shall promptly notify the Purchaser of such claim, and Purchaser shall be entitled, at their expense, to participate in any defense of such claim. The Seller shall have the right in its sole discretion to settle any such claim; provided, however, that the Seller may not effect the settlement of any such claim without the consent of the Purchaser, which consent shall not be unreasonably withheld. In the event that the Purchaser has consented to any such settlement, Purchaser shall have no power or authority to object to the amount of any claim by Seller for indemnity under this Section 5.7 with respect to such settlement.

5.8.          Entire Agreement. This Agreement together and the documents referred to herein constitute the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

5.9.          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

5.10.        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.11.        Expenses. The parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transaction contemplated hereby.

5.12. Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile or other electronic means, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.13.        Headings. The section headings contained in this Agreement are used for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.14.        Dollars.          All references herein to dollars or “$” refer to US dollars.

5.15.        Publicity. Between the date of this Agreement and following the Closing Date, Purchaser agrees that it shall not issue any press release or make any public disclosure of the transactions contemplated hereby without first receiving the prior written consent of the Seller. The foregoing shall not apply to any information which shall have already been disseminated into the public domain pursuant to this Section 5.15.

5.16.        No Third Party Beneficiaries. Except for ARESCOM, which is intended to be a third party beneficiary of the Purchaser’s representations, warranties, and agreements set forth in Section 3 hereof, this Agreement shall not confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

5.17.        Advice of Counsel. The Purchaser hereby acknowledges that it has had the opportunity to consult with attorneys of its own choice to advise it as to the terms, conditions and ramifications of this Agreement and the transactions contemplated hereby. The Purchaser has read and fully understands all provisions of this Agreement and is executing this instrument with full and complete authority. The Purchaser acknowledges that neither Brobeck, Phleger & Harrison, legal counsel to ARESCOM, nor Crosby, Heafey, Roach & May, P.C., legal counsel to the Seller, has acted as legal counsel to the Purchaser in any respect and Purchaser is not relying on any advice provided by counsel to ARESCOM or the Seller.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:
PURCHASER:

/s/ Vincent Yan, President

8001 Irvine Center Drive Suite 400
Irvine, CA 92618 Attn: President Facsimile: (949) 754-4394

PURCHASER:

SOLOMON EXTREME INTERNATIONAL LTD.

/s/ Fan Chich-Chiang

Registered Office: Beaufort House P.O. Box 438
Road Town, Tortol8y, British Virgin Islands Facsimile:

With copy to:
3F1., No. 20, Lane 165, Duenhua N. Rd. Sungsh Chiu
Taipei, Taiwan
Attn: Wang, Yu-Lan, Director
Facsimile: